UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 5, 2007

Kendle International Inc.
(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, OH 45202
(Address of principal executive offices)

(513) 381-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On October 5, 2007, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Kendle International Inc. (the “Company”) approved a mid-year bonus for each Named Executive Officer in the amount set forth below.

Named Executive Officer	Mid-Year Bonus
Candace Kendle	$64,544
Christopher C. Bergen	$43,300
Simon Higginbotham	$26,048
Martha R. Feller	$25,117
Karl Brenkert III	$24,356

The Compensation Committee approved these bonuses for Named Executive Officers in connection with a mid-year bonus opportunity for all of the Company’s employees meeting certain eligibility requirements.  The total mid-year bonus pool for the Company’s employees, including the Named Executive Officers, was approved by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: October 10, 2007	By:	/s/ Karl Brenkert III
Karl Brenkert III
Sr. Vice President, Chief Financial Officer
and Secretary